Exhibit 10.2

LOAN AND SECURITY AGREEMENT

between

SILICON VALLEY BANK

and

KOSAN BIOSCIENCES INCORPORATED

July 15, 2005

$35,000,000

	7.6	Distributions; Investments	11
	7.7	Transactions with Affiliates	12
	7.8	Subordinated Debt	12
	7.9	Compliance	12

8.	EVENTS OF DEFAULT		12

	8.1	Payment Default	12
	8.2	Covenant Default	12
	8.3	Material Adverse Change
	8.4	Attachment	13
	8.5	Insolvency	13
	8.6	Other Agreements	13
	8.7	Judgments	13
	8.8	Misrepresentations	13

9.	BANK’S RIGHTS AND REMEDIES		14

	9.1	Rights and Remedies	14
	9.2	Power of Attorney	14
	9.3	Accounts Collection	15
	9.4	Bank Expenses	15
	9.5	Bank’s Liability for Collateral	15
	9.6	Remedies Cumulative	15
	9.7	Demand Waiver	15

10.	NOTICES		15

11.	CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER		16

12.	GENERAL PROVISIONS		16

	12.1	Successors and Assigns	16
	12.2	Indemnification	16
	12.3	Time of Essence	16
	12.4	Severability of Provision	16
	12.5	Amendments in Writing, Integration	17
	12.6	Counterparts	17
	12.7	Survival	17
	12.8	Confidentiality	17
	12.9	Attorneys’ Fees, Costs and Expenses	17

13.	DEFINITIONS		18

	13.1	Definitions	18

This LOAN AND SECURITY AGREEMENT dated as of the 15th day of July, 2005 (the “Effective Date”), between SILICON VALLEY BANK (“Bank”), whose address is 3003 Tasman Drive, Santa Clara, California 95054, and KOSAN BIOSCIENCES INCORPORATED, a Delaware corporation (“Borrower”), whose address is 3832 Bay Center Place, Hayward, CA 94545, provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

1. ACCOUNTING AND OTHER TERMS.

Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term “financial statements” includes the notes and schedules. The terms “including” and “includes” always mean “including (or includes) without limitation,” in this or any Loan Document.

2. LOAN AND TERMS OF PAYMENT.

2.1 Promise to Pay.

Borrower will pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

2.1.1 Term Loan.

(a) Bank will make a Term Loan available to Borrower. The Term Loan shall be available to Borrower in a maximum of two advances during the period from the Effective Date through May 31, 2006, and the minimum amount of the initial Term Loan advance shall be $15,000,000. To obtain an advance under the Term Loan, Borrower must notify Bank (the notice is irrevocable) by facsimile no later than 3:00 p.m. Pacific time one (1) Business Day before the day on which the Term Loan advance is to be made. The notice in the form of Exhibit B (Payment/Advance Form) must be signed by a Responsible Officer or designee.

(b) Interest accrued on the principal balance of the Term Loan shall be due and payable on the      day of each month. With respect to each Term Loan advance, equal installments of principal and interest shall be due and payable on the      day of each month commencing with the      day of the 25th month following the date of such Term Loan advance, which installments shall be calculated based upon an 84-month amortization of the principal balance of such Term Loan advance outstanding on the      day of such 25th month. If no Event of Default has occurred and is continuing, Bank may debit only Borrower’s deposit account (Account Number 3300091145) for principal and interest payments owing or any other amounts Borrower owes Bank. If an Event of Default has occurred and is continuing, Bank may debit any of Borrower’s deposit accounts, including Borrower’s deposit account (Account Number 3300091145) for principal and interest payments owing or any other amounts Borrower owes Bank. Bank will promptly notify Borrower when it debits Borrower’s accounts. These debits are not a set-off. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

(c) On the Maturity Date of each Term Loan advance, Borrower will pay to Bank the unpaid principal and accrued interest on such Term Loan advance and all other amounts due on such date with respect to such Term Loan advance, together with the Final Payment for such Term Loan advance.

(d) Borrower shall have the option to prepay all of either Term Loan advance without penalty or premium, provided Borrower (i) provides written notice to Bank of its election to make such prepayment at least ten (10) days prior to such prepayment, and (ii) pays, on the date of the prepayment (A) all unpaid scheduled payments then due (including principal and interest) with respect to such Term Loan advance; (B) the then principal balance of such Term Loan advance; (C) the Final Payment applicable to that Term Loan advance; and (D) all other amounts, if any, that shall then be due and payable hereunder with respect to this Agreement.

2.2 Intentionally Omitted.

2.3 Interest Rate.

(a) Interest Rate. The Term Loan accrues interest at a per annum fixed rate of interest equal to the greater of (i) four and four-tenths percent (4.4%), and (ii) one-half (0.5) percentage point above the Treasury Note Rate. The rate of interest applicable to the Term Loan shall be fixed on the date of the initial Term Loan advance. After an Event of Default and during the continuance thereof, Obligations accrue interest at three (3) percentage points above the rate effective immediately before the Event of Default. Interest is computed on a 360 day year for the actual number of days elapsed.

2.4 Fees.

Borrower will pay:

(a) Loan Fee. A loan fee equal to three-fourths of one percent (0.75%) of the difference between $35,000,000 and the aggregate amount advanced under the Term Loan as of the earlier of (i) May 31, 2006, or (ii) the date Borrower terminates this Agreement; provided that no such fee shall be payable in the event Bank does not fund the Term Loan after a request for a Term Loan advance by Borrower if no Event of Default then exists and if all conditions applicable hereunder to such advance have been satisfied by Borrower.

(b) Bank Expenses. All Bank Expenses (including reasonable attorneys’ fees and reasonable expenses) incurred through and after the date of this Agreement, are payable when due; provided that Bank Expenses reimbursable by Borrower consisting of reasonable attorneys’ fees and expenses incurred by Bank through the Effective Date shall not exceed $10,000 without Borrower’s prior written consent.

(c) Good Faith Deposit. Bank acknowledges receipt of Borrower’s good faith deposit in the amount of $50,000 (the “Deposit”). Bank will return the Deposit to Borrower on the Effective Date less such Bank Expenses as are then payable therefrom.

3. CONDITIONS OF LOANS

3.1 Conditions Precedent to Initial Credit Extension.

Bank’s obligation to make the initial Credit Extension is subject to the following conditions precedent:

(i) Borrower’s financial projections, approved by Borrower’s board of directors, in a format reasonably acceptable to Bank (and Bank hereby acknowledges that the format of Borrower’s projections delivered to Bank prior to the Effective Date is acceptable).

3.2 Conditions Precedent to all Credit Extensions.

Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

(a) timely receipt of any Payment/Advance Form; and

(b) the representations and warranties in Section 5 must be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties of Section 5 remain true in all material respects.

4. CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest.

Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower’s duties under the Loan Documents. Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral. Upon the occurrence and during the continuance of an Event of Default, Bank may place a “hold” on any deposit account pledged as Collateral. If this Agreement is terminated, Bank’s lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations. Upon the indefeasible payment in full in cash of all Obligations under this Agreement, Bank shall execute and deliver to Borrower all documents and instruments as shall be reasonably necessary to evidence termination of the security interest in the Collateral created hereunder, including a UCC-3 Termination Statement.

4.2 Authorization to File.

Borrower authorizes Bank to file financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to perfect or protect Bank’s interest in the Collateral.

5. REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1 Due Organization and Authorization.

Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so would not reasonably be expected to cause a Material Adverse Change. Borrower has not changed its state of formation or its organizational structure or type or any organizational number (if any) assigned by its jurisdiction of formation.

The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower’s formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default would reasonably be expected to cause a Material Adverse Change.

5.2 Collateral.

Borrower has good title to the Collateral, free of Liens except Permitted Liens, or Borrower has Rights to each asset that is Collateral. Borrower has no other deposit account, other than the deposit accounts described in the Schedule. The Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. The Collateral is not in the possession of any third party bailee (such as at a warehouse) except as set forth on Schedule 6.7 (as the same may be amended pursuant to Section 6.7) and except for certain drug compounds of Borrower that are located with third party manufacturers. In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral to such a bailee (other than such manufacturers), then Borrower will receive the prior written consent of Bank, which consent shall not be unreasonably withheld, and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank. All Inventory consisting of finished products is in all material respects of good and marketable quality, free from material defects.

5.3 Litigation.

Except as shown in the Schedule, there are no actions or proceedings pending or, to the knowledge of Borrower’s Responsible Officers, threatened by or against Borrower or any Subsidiary in which a likely adverse decision would reasonably be expected to cause a Material Adverse Change.

5.4 No Material Adverse Change in Financial Statements.

All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5 Solvency.

The fair salable value of Borrower’s assets exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6 Regulatory Compliance.

Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which would reasonably be expected to cause a Material Adverse Change. None of Borrower’s or any Subsidiary’s properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

5.7 Subsidiaries.

Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.8 Full Disclosure.

No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank (taken together with all such written certificates and written statements to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading. It is recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results.

6. AFFIRMATIVE COVENANTS

Borrower will do all of the following for so long as Bank has an obligation to lend under this Agreement, or there are outstanding Obligations:

6.1 Government Compliance.

Borrower will maintain its and all Subsidiaries’ legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to cause a material adverse effect on Borrower’s business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which would reasonably be expected to cause a Material Adverse Change.

6.2 Financial Statements, Reports, Certificates.

(a) Borrower will deliver to Bank: (i) as soon as available, but no later than 30 days after the last day of each month (except that the financial statements for the month of January will be delivered together with the February financial statements but the Compliance Certificate for January shall be delivered per subsection (b) below within 30 days of the end of January), a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations during the period, certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available, but no later than 120 days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; provided that Borrower shall be deemed to have satisfied such requirement if such financial statements are available from public sources (e.g., online through the Securities and Exchange Commission’s Edgar website service); (iii) as soon as available, but no later than 45 days after the last day of each of Borrower’s fiscal quarters, company prepared consolidated balance sheet and income statement and statement of cash flows covering Borrower’s consolidated operations during the period; provided that Borrower shall be deemed to have satisfied such requirement if such financial statements are available from public sources (e.g., online through the Securities and Exchange Commission’s Edgar website service); (iv) within 5 days of filing, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt and all reports on Form 8-K filed with the Securities and Exchange Commission; provided that Borrower shall be deemed to have satisfied such requirement if such reports are available from public sources (e.g., online through the Securities and Exchange Commission’s Edgar website service); (v) a prompt report of any legal actions pending or, to the knowledge of a Responsible Officer, threatened against Borrower or any Subsidiary that would reasonably be expected to result in damages or costs to Borrower or any Subsidiary of $250,000 or more; and (vi) budgets, sales projections, operating plans or other financial information Bank reasonably requests, including without limitation annual projections approved by Borrower’s board of directors, in a format reasonably acceptable to Bank (and Bank hereby acknowledges that the format of Borrower’s projections delivered to Bank prior to the Effective Date is acceptable), within 45 days after the end of Borrower’s fiscal year.

(b) Within 30 days after the last day of each month, Borrower will deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit C.

(c) Bank has the right to audit Borrower’s Collateral at Borrower’s expense (not to exceed $5,000 unless an Event of Default has occurred and is continuing), but the audits will be conducted no more often than every year unless an Event of Default has occurred and is continuing. Each audit will be conducted during reasonable business hours and upon reasonable (and in no event less than 5 Business Days) prior notice, unless an Event of Default has occurred and is continuing.

6.3 Inventory.

Borrower will keep all Inventory consisting of finished products in good and marketable condition, free from material defects.

6.4 Taxes.

Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting in good faith, with adequate reserves maintained in accordance with GAAP) and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

6.5 Insurance.

Borrower will keep its business and the Collateral insured for risks and in amounts that are standard for Borrower’s industry. Insurance policies will be in a form, with companies, and in amounts that are standard for Borrower’s industry. All property policies will have a lender’s loss payable endorsement showing Bank as an additional loss payee and all general liability policies will show the Bank as an additional insured. At Bank’s request, Borrower will deliver certified copies of policies and evidence of all premium payments. If an Event of Default has occurred and is continuing, proceeds payable under any policy will, at Bank’s option, be payable to Bank on account of the Obligations. Bank hereby acknowledges that Borrower’s existing insurance policies (as disclosed to Bank prior to the Effective Date) satisfy the requirements of this Section 6.5.

6.6 Intentionally Omitted.

6.7 Location of Inventory and Equipment.

Keep Borrower’s and its Subsidiaries’ Inventory and Equipment only at the locations identified on Schedule 6.7 (except for compounds of Borrower that are located with third party manufacturers) and their chief executive offices only at the locations identified on Schedule 6.7 (b); provided, however, that Borrower may amend Schedule 6.7 and Schedule 6.7 (b) so long as such amendment occurs by written notice to Bank not less than 30 days prior to the date on which such Inventory or Equipment is moved to such new location or such chief executive office is relocated, so long as such new location is within the continental United States.

6.8 Primary Accounts; Minimum Balances.

Borrower will maintain its primary depository and operating accounts with Bank.

Commencing on the date of the initial advance of the Term Loan and so long as this Agreement remains in effect, Borrower shall maintain aggregate balances at all times in its investment and operating accounts with Bank or SVB Asset Management equal to the lesser of: (i) the amount of the aggregate unpaid principal amount of the Term Loan advances plus $5,000,000; and (ii) 85% of its aggregate cash and investment account balances.

6.9 Financial Covenants.

Borrower will maintain as of the last day of each month the greater of:

(i) Liquidity Coverage. A ratio of unrestricted cash and cash equivalents, plus marketable securities, plus Eligible Accounts, divided by the then outstanding principal balance of the Term Loan, of not less than 1.30 to 1.00. Eligible Accounts shall be included in foregoing calculation only after Bank shall have performed a collateral audit reasonably satisfactory to Bank.

(ii) Remaining Months Liquidity. At least six (6) months Remaining Months Liquidity. “Remaining Months Liquidity” is cash and cash equivalents, plus marketable securities, plus Eligible Accounts, divided by Cash Burn. “Cash Burn” is net loss, plus depreciation, plus amortization, minus any decrease in deferred revenue, plus any increase in deferred revenue, plus stock based compensation, in each case for the reporting period. Cash Burn shall be calculated on a rolling three-month basis. Eligible Accounts shall be included in foregoing calculation only after Bank shall have performed a collateral audit reasonably satisfactory to Bank.

6.10 Control Agreements.

With respect to deposit accounts or investment accounts maintained at SVB Asset Management, within 30 days of the opening of any such deposit account or investment account, Borrower will use commercially reasonable efforts to execute and deliver to Bank, a control agreement in form satisfactory to Bank in order for Bank to perfect its security interest in such deposit accounts or investment accounts.

6.11 Further Assurances.

Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s security interest in the Collateral or to effect the purposes of this Agreement.

7. NEGATIVE COVENANTS

For so long as Bank has an obligation to lend under this Agreement, or there are outstanding Obligations, Borrower will not do any of the following without Bank’s prior written consent, which consent will not be unreasonably withheld:

7.1 Dispositions.

Convey, sell, lease, transfer or otherwise dispose of (collectively “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Transfers (i) of Inventory in the ordinary course of business; (ii) consisting of non-exclusive or exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (iii) of worn-out or obsolete Equipment; or (iv) of other assets of Borrower or its Subsidiaries that do not in the aggregate exceed $250,000 during any fiscal year.

7.2 Change in Business; Change of Control; Relocation of Chief Executive Office, etc.

Engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto or have a Change in Control. Borrower will not, without at least 30 days prior written notice, relocate its chief executive office, change its state of formation (including reincorporation), change its organizational number or name.

7.3 Mergers or Acquisitions.

Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except for Permitted Investments and except where (i) no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement and (ii) Borrower is the surviving entity after any such transaction has been consummated. Notwithstanding the foregoing, a Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.4 Indebtedness.

Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5 Encumbrance.

Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted here, subject to Permitted Liens.

7.6 Distributions; Investments.

Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so. Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, except for (a) dividends and distributions payable solely in capital stock of Borrower and (b) repurchases of stock from former employees or directors of Borrower under the terms of applicable repurchase agreements in an aggregate amount not to exceed $250,000 in the aggregate in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases.

7.7 Transactions with Affiliates.

Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions otherwise permitted by another Section of this Agreement and except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a nonaffiliated Person.

7.8 Subordinated Debt.

Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank’s prior written consent.

7.9 Compliance.

Become an “investment company” or a company controlled by an “investment company,” under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8. EVENTS OF DEFAULT

Any one of the following is an Event of Default:

8.1 Payment Default.

If Borrower fails to pay any of the Obligations within 3 days after their due date. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2 Covenant Default.

(a) If Borrower fails to perform any obligation under Sections 6.2 or 6.7 or violates any of the covenants contained in Section 7 of this Agreement, or

(b) If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Credit Extensions will be made during such cure period).

8.3 Intentionally Omitted.

8.4 Attachment.

If any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower’s assets, or if a notice of lien, levy, or assessment is filed against any of Borrower’s assets by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

8.5 Insolvency.

If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 60 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

8.6 Other Agreements.

If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $250,000 or that could cause a Material Adverse Change;

8.7 Judgments.

If a money judgment(s) in the aggregate of at least $250,000 is rendered against Borrower and is unsatisfied and unstayed for 10 days (but no Credit Extensions will be made before the judgment is stayed or satisfied); or

8.8 Misrepresentations.

Any representation or warranty made or deemed made by or on behalf of Borrower in or in connection with any Loan Document or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made.

9. BANK’S RIGHTS AND REMEDIES

9.1 Rights and Remedies.

When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

(a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

(b) Stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;

(c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable; notify any Person owing Borrower money of Bank’s security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit;

(d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

(f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral; and

(g) Dispose of the Collateral according to the Code.

9.2 Power of Attorney.

Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower’s name on any checks or other forms of payment or security; (ii) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower’s insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower’s name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank’s appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank’s obligation to provide Credit Extensions terminates.

9.3 Accounts Collection.

When an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank’s security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

9.4 Bank Expenses.

If Borrower fails to pay any amount or furnish any required proof of payment to third persons, Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

9.5 Bank’s Liability for Collateral.

If Bank complies with reasonable banking practices and Section 9-207 of the Code, it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6 Remedies Cumulative.

Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.7 Demand Waiver.

Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10. NOTICES

All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth at the beginning of this Agreement. A party may change its notice address by giving the other party written notice.

11. CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12. GENERAL PROVISIONS

12.1 Successors and Assigns.

This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank’s prior written consent which may be granted or withheld in Bank’s discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits under this Agreement.

12.2 Indemnification.

Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses (subject to the limitation contained in Section 2.4(b)) incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except as to (a) and (b) for losses caused by Bank’s gross negligence or willful misconduct.

12.3 Time of Essence.

Time is of the essence for the performance of all obligations in this Agreement.

12.4 Severability of Provision.

Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5 Amendments in Writing, Integration.

All amendments to this Agreement must be in writing and signed by Borrower and Bank. Except for that certain Mutual Non-Disclosure Agreement between Borrower and Bank dated as of May 4, 2005 (the “Non-Disclosure Agreement”), this Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. Except for the Non-Disclosure Agreement, all prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the other Loan Documents.

12.6 Counterparts.

This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7 Survival.

All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8 Confidentiality.

The terms of the Non-Disclosure Agreement shall apply with respect to information received by Bank in connection with this Agreement, except that the term of Bank’s obligations with respect to confidentiality and disclosure of such information shall continue until five years after the expiration or earlier termination of this Agreement and except that disclosure of information may be made (i) to Bank’s subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the loans (provided, however, Bank shall require that such prospective transferee or purchasers agree to abide by the terms of the Non-Disclosure Agreement), (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank’s examination or audit, and (v) as may be required in Bank’s exercise of remedies under this Agreement.

12.9 Attorneys’ Fees, Costs and Expenses.

In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys’ fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

13. DEFINITIONS

13.1 Definitions.

In this Agreement:

“Accounts” are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower’s Books relating to any of the foregoing.

“Affiliate” of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Bank Expenses” are all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys’ fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

“Borrower’s Books” are all Borrower’s books and records including ledgers, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

“Business Day” is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

“Cash Burn” is defined in Section 6.9.

“Change in Control” means “a transaction in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the Board of Directors of Borrower, who did not have such power before such transaction.

“Code” is the California Uniform Commercial Code.

“Collateral” is the property described on Exhibit A.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

“Copyrights” are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

“Credit Extension” is the Term Loan or any other extension of credit by Bank for Borrower’s benefit, excluding any extension of credit by Bank made in connection with that certain standby letter of credit issued by Bank to Borrower (No. SVBSF002904) (the “SVB Letter of Credit”).

“Effective Date” is the date on which the Bank executes this Agreement.

“Eligible Accounts” are Accounts in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5; but Bank may reasonably change eligibility standards by giving Borrower thirty days prior written notice (provided that Bank may not delete the exceptions set forth in clauses (d), (e) and (f) below). Unless Bank agrees otherwise in writing, Eligible Accounts will not include:

(a) Accounts that the account debtor has not paid within 90 days of invoice date;

(b) Accounts for an account debtor, 50% or more of whose Accounts have not been paid within 90 days of invoice date;

(c) Credit balances over 90 days from invoice date;

(d) Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed 25% of all Accounts, for the amounts that exceed that percentage, unless the Bank approves in writing; except that this clause (d) shall not apply to (i) Accounts arising under that certain Collaborative Research, Development and Commercialization Agreement among Borrower and Hoffmann-La Roche, Inc. and F. Hoffmann-La Roche Ltd. dated September 19, 2002 (the “Roche Agreement”) or (ii) any other account debtor that enters into a similar collaboration agreement with Borrower after the Effective Date;

(e) Accounts for which the account debtor: (i) does not have its principal place of business in the United States or (ii) is not organized under the laws of the United States or any state thereof, unless such Accounts under (i) and (ii) above are Eligible Foreign Accounts;

(f) Accounts for which the account debtor is a federal, state or local government entity or any federal, state or local government department, agency, or instrumentality, except that this clause shall not apply to any Accounts under government research grants;

(g) Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts);

(h) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor’s payment may be conditional;

(i) Accounts for which the account debtor is Borrower’s Affiliate, officer, employee, or agent;

(j) Accounts with respect to which the account debtor is located in a state or jurisdiction (e.g., New Jersey, Minnesota, and West Virginia) that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless Borrower has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent that Borrower may qualify subsequently as a foreign entity authorized to transact business in such state or jurisdiction and gain access to such courts, without incurring any cost or penalty viewed by Bank to be significant in amount, and such later qualification cures any access to such courts to enforce payment of such Account;

(k) Accounts that are not subject to a valid and perfected first priority lien in favor of Bank;

(l) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the account debtor, or (ii) the services giving rise to such Account have not been performed and billed to the account debtor,

(m) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by Borrower of the subject contract for goods or services;

(n) Accounts in which the account debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the account debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business or as to which Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such account debtor; or

(o) Accounts for which Bank reasonably determines collection to be doubtful.

“Eligible Foreign Accounts” are Accounts for which the account debtor does not have its principal place of business in the United States but are: (1) covered by credit insurance satisfactory to Bank, less any deductible; or (2) supported by letter(s) of credit advised and negotiated by Bank; or (3) that Bank approves in writing. Bank hereby approves as Eligible Foreign Accounts: (i) Accounts arising under the Roche Agreement and (ii) any other account debtor that does not have its principal place of business in the United States and that is a party to a license (or sublicense) or collaboration agreement for the development or commercialization of Borrower’s products or other products or services covered by Borrower’s intellectual property rights after the Effective Date.

“Equipment” is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

“ERISA” is the Employment Retirement Income Security Act of 1974, and its regulations.

“Final Payment” shall be determined separately for each Term Loan advance and shall mean a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) equal to the original principal amount of such Term Loan advance multiplied by the Final Payment Percentage. The Final Payment shall be due and payable in accordance with Sections 2.1.1(c) and 2.1.1(d).

“Final Payment Percentage” is 9.6%.

“GAAP” is generally accepted accounting principles.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

“Insolvency Proceeding” are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” is:

(a) Copyrights, Trademarks, Patents, and Mask Works including amendments, renewals, extensions, and all licenses or other rights to use Copyrights, Trademarks, Patents, or Mask Works, and all license fees and royalties from such use;

(b) Any trade secrets, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, and any intellectual property rights in computer software and computer software products now or later existing, created, acquired or held;

(c) All design rights which may be available to Borrower now or later existing, created, acquired or held;

(d) Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above;

All proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

“Inventory” is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

“Investment” is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“Lien” is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Loan Documents” are, collectively, this Agreement, any note or notes executed by Borrower, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

“Mask Works” are all mask works or similar rights available for the protection of semiconductor chips, now owned or later acquired.

“Material Adverse Change” means (i) a material adverse change in the business, operations or condition (financial or otherwise) of Borrower, (ii) a material impairment of the prospect of repayment of any portion of the Obligations, or (iii) a material impairment of the value or priority of Bank’s security interests in the Collateral.

“Maturity Date” shall be determined separately for each Term Loan advance and shall mean the      day of the 60th month following the date of such Term Loan advance, or the earlier acceleration of the Obligations pursuant to the terms of this Agreement.

“Obligations” are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including cash management services, letters of credit and foreign exchange contracts, if any and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank. Notwithstanding the foregoing, “Obligations” shall not include any reimbursement or other obligation that Borrower owes Bank now or hereafter in connection with the SVB Letter of Credit.

“Patents” are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Permitted Indebtedness” is:

Borrower’s indebtedness to Bank under this Agreement or any other Loan Document;

(a) Indebtedness existing on the Effective Date and shown on the Schedule;

(b) Subordinated Debt;

(c) Indebtedness to trade creditors (including service providers and licensors) incurred in the ordinary course of business;

(d) Indebtedness secured by Permitted Liens;

(e) Indebtedness incurred now or after the Effective Date to General Electric Capital Corporation (or any successor or assign) pursuant to that certain Master Security Agreement dated as of April 24, 2002 between General Electric Capital Corporation and Borrower not to exceed $3,500,000 in the aggregate;

(f) Indebtedness of Borrower to any Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of Borrower (provided that the primary obligations are not prohibited hereby), and Indebtedness of any Subsidiary to any other Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of any other Subsidiary (provided that the primary obligations are not prohibited hereby);

(g) Indebtedness incurred pursuant to or arising under currency agreements or interest rate agreements entered into in the ordinary course of business;

(h) Other Indebtedness not otherwise permitted by Section 7.4 not exceeding $250,000 in the aggregate outstanding at any time, provided that no such Indebtedness shall be permitted to be incurred if an Event of Default is then occurring or would otherwise upon the incurring thereof; and

(i) Extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness as set forth above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiaries, as the case may be.

“Permitted Investments” are:

(a) Investments shown on the Schedule and existing on the Effective Date;

(b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., (iii) Bank’s certificates of deposit issued maturing no more than 1 year after issue, and (iv) any Investments permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved by Bank (which investment policy, as of the Effective Date, is attached hereto as Exhibit D);

(c) Equity securities issued to Borrower pursuant to license (or sublicense) collaborative agreements entered into in the ordinary course of business;

(d) Mergers and acquisitions permitted by Section 7.3;

(e) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors; which do not exceed $250,000 in the aggregate in any year, provided that no cash loans under this clause (ii) may be made if an Event of Default is then occurring or would otherwise upon the making thereof;

(f) Investments (including debt obligations) received in connection with bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(g) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates of Borrower, in the ordinary course of business;

(h) Joint ventures or strategic alliances (in the ordinary course of Borrower’s business) consisting of the licensing of technology, the development of technology or the providing of technical support;

(i) Investments pursuant to or arising under currency agreements or interest rate agreements entered into in the ordinary course of business;

(j) Investments consisting of deposit accounts and securities accounts of Borrower, subject to compliance by Borrower with the covenant set forth in Section 6.11 hereof;

(k) Investments of Subsidiaries in or to other Subsidiaries of Borrower and Investments by Borrower in Subsidiaries (including Subsidiaries formed or acquired after the Effective Date) not to exceed $250,000 in the aggregate in any fiscal year, provided that no Investments by Borrower in Subsidiaries may be made if an Event of Default is then occurring or would otherwise upon the making thereof; and

(l) Other Investments not otherwise permitted by Section 7.6 not exceeding $250,000 in the aggregate outstanding at any time; provided that no such Investment may be made if an Event of Default is then occurring or would otherwise occur upon the making thereof.

“Permitted Liens” are:

(a) Liens existing on the Effective Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

(b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank’s security interests;

(c) Liens (and including for purposes of this clause Liens incurred in connection with capital leases) (i) on Equipment and soft costs (and the proceeds thereof) acquired or held by Borrower or its Subsidiaries incurred in connection with the acquisition or financing of such Equipment or soft costs, or (ii) existing on Equipment or soft costs (and the proceeds thereof) when acquired, if the Lien is confined to the Equipment and soft costs and the proceeds thereof;

(d) Licenses or sublicenses granted by Borrower as licensor or sublicensor in the ordinary course of Borrower’s business;

(e) Any interest or title of a licensor or sublicensor under any license or sublicense to Borrower;

(f) Leases or subleases granted in the ordinary course of Borrower’s business, including in connection with Borrower’s leased premises or leased property;

(g) materialmen’s, mechanic’s, repairmen’s, employee’s or other like Liens arising in the ordinary course of business and which are not delinquent;

(h) banker’s liens, rights of setoff and similar Liens incurred on deposits made in the ordinary course of business;

(i) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.4 or 8.6;

(j) Liens in favor of other financial institutions arising in connection with Borrower’s deposit accounts or securities accounts held at such institutions to secure payment of fees and similar costs and expenses;

(k) Liens to secure payment of worker’s compensation, employment insurance, old age pensions or other social security obligations of Borrower in each case arising in the ordinary course of business of Borrower;

(l) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and similar charges or encumbrances affecting real property not constituting a material adverse effect on the business or condition (financial or otherwise) of Borrower or otherwise materially impairing the conduct of Borrower’s business;

(m) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (l), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Remaining Months Liquidity” is defined in Section 6.9.

“Responsible Officer” is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

“Rights”, as applied to the Collateral, means the Borrower’s rights and interests in, and powers with respect to, that Collateral, whatever the nature of those rights, interests and powers and, in any event, including Borrower’s power to transfer rights in such Collateral to Bank.

“Schedule” is any attached schedule of exceptions.

“Subordinated Debt” is debt now or hereafter incurred by Borrower subordinated to Borrower’s indebtedness owed to Bank and which is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing.

“Subsidiary” is for any Person, any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Subsidiaries of the Person.

“Tangible Net Worth” is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities.

“Term Loan” is a loan of up to $35,000,000.

“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

“Trademarks” are trademark and service mark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Borrower connected with the trademarks.

“Treasury Note Maturity” is 60 months.

“Treasury Note Rate” is, as of the date of funding of the initial Term Loan advance, the per annum rate of interest (based on a year of 360 days) equal to the U.S. Treasury note yield to maturity for a term equal to the Treasury Note Maturity as quoted in The Wall Street Journal on the day of such advance.

BORROWER:

KOSAN BIOSCIENCES INCORPORATED

By:	/s/ Susan Kanaya
Title:	SVP, Finance and C.F.O

BANK:

SILICON VALLEY BANK

By:	/s/ Pete Scott
Title:	SVP
Effective Date: 7/15/05

EXHIBIT A

The Collateral consists of all of Borrower’s right, title and interest in and to the following whether owned now or hereafter arising and whether the Borrower has rights now or hereafter has rights therein and wherever located:

All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is held for sale or lease, or to be furnished under a contract of service or is temporarily out of Borrower’s custody or possession or in transit and including any returns or repossession upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, leases, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, claims, literature, reports, catalogs, income tax refunds, payments of insurance, payment intangibles, and rights to payment of any kind;

All now existing and hereafter arising accounts (including health-care insurance receivables), contract rights, royalties, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology from Borrower or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, insurance (including refunds) claims and proceeds, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

All documents (including negotiable documents), cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, letter of credit rights, money, certificates of deposit, instruments (including promissory notes) and chattel paper (including tangible and electronic chattel paper) now owned or hereafter acquired; and

All Borrower’s Books relating to the foregoing, and the computers and equipment containing said books and records, and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

Notwithstanding the foregoing, the Collateral shall not be deemed to include any (i) Intellectual Property, except that the Collateral shall include the proceeds of all the Intellectual Property that are accounts (i.e. accounts receivable) of Borrower, or general intangibles consisting of rights to payment, (ii) any accounts, contracts, licenses or other general intangibles of Borrower, or any instruments or chattel paper of Borrower, if and to the extent such account, contract, license, general intangible, instrument or chattel paper contains restrictions on assignments and the creation of Liens, or such an assignment or Lien would cause a default to occur under such account, contract, license, general intangible, instrument or chattel paper (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406(d), 9-407(a) or 9-408(a) of the Code); provided that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and Borrower shall be deemed to have granted a security interest in, all such right, title and interests as if such provision had never been in effect; (iii) more than 65% of the outstanding voting stock of any Subsidiary not incorporated or organized under the laws of one of the States or jurisdictions of the United States; (iv) any governmental permit or franchise that prohibits Liens on or collateral assignments of such permit or franchise (other than to the extent that any such prohibition would be rendered ineffective pursuant to Section 9-406(f) or 9-408(c) of the Code); provided that immediately upon the ineffectiveness, lapse or termination of any such prohibition, the Collateral shall include, and Borrower shall be deemed to have granted a security interest in, all such right, title and interests as if such prohibition had never been in effect; or (v) any right, title or interest of Borrower in and to (A) the collateral indicated on the financing statements set forth on Attachment A hereto (provided that the grant of a security interest as provided herein shall extend to, and the term “Collateral” shall, subject to clause (B) below, include, such collateral from and after such time as the applicable financing statement is terminated) or (B) Equipment and soft costs (and the proceeds thereof) on which a security interest is granted after the Effective Date if such security interest is permitted under clause (c) of the definition of “Permitted Liens.”

EXHIBIT B

LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS 12:00 NOON., P.S.T.

TO:	CENTRAL CLIENT SERVICE DIVISION	DATE:

FAX#:	(408) 496-2426	TIME:

FROM: KOSAN BIOSCIENCES INCORPORATED
CLIENT NAME (BORROWER)

REQUESTED BY:
AUTHORIZED SIGNER’S NAME
AUTHORIZED SIGNATURE:

PHONE NUMBER:

FROM ACCOUNT #	TO ACCOUNT #

REQUESTED TRANSACTION TYPE	REQUESTED DOLLAR AMOUNT

PRINCIPAL INCREASE (ADVANCE)	$
PRINCIPAL PAYMENT (ONLY)	$
INTEREST PAYMENT (ONLY)	$
PRINCIPAL AND INTEREST (PAYMENT)	$

OTHER INSTRUCTIONS:
_________________________________________________________________________________________________

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the telephone request for an advance confirmed by this Borrowing Certificate; but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date.

1

BANK USE ONLY

TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

__________________________________________ Authorized Requester	__________________________________________ Phone #

__________________________________________ Received By (Bank)	__________________________________________ Phone #

_______________________________________________________________ Authorized Signature (Bank)

2

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK

FROM:	KOSAN BIOSCIENCES INCORPORATED

The undersigned authorized officer of Kosan Biosciences Incorporated (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                              with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date (except that representations and warranties expressly referring to another date shall be true and correct in all material respects as of that date). In addition, the undersigned authorized officer of Borrower certifies that Borrower and each Subsidiary (i) has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP and (ii) does not have any legal actions pending or, to the knowledge of Borrower’s Responsible Officers threatened, against Borrower or any Subsidiary which Borrower has not previously notified in writing to Bank. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements + CC	Monthly within 30 days	Yes	No
Quarterly*	FQE within 45 days	Yes	No
Annual (Audited)*	FYE within 120 days	Yes	No
A/R Audit**	Initial and Annual	Yes	No

*	May be satisfied by public records (e.g., Edgar)
**	Required only if accounts receivable included in RML covenant compliance calculation

Financial Covenant	Required	Actual	Complies
Maintain on a Monthly Basis:
Minimum Liquidity Coverage	1.30:1.00	:1.00	Yes	No
Minimum Remaining Months Liquidity	6 Months	Months	Yes	No

Borrower only has deposit accounts located at the following institutions:                                                      .

BANK USE ONLY

Received by:
AUTHORIZED SIGNER

Date:	__________________________________

Verified:	__________________________________
AUTHORIZED SIGNER

Date:	__________________________________

Compliance Status:	Yes No

Comments Regarding Exceptions: See Attached.

Sincerely,

KOSAN BIOSCIENCES INCORPORATED
__________________________________
SIGNATURE
__________________________________
TITLE
__________________________________
DATE

Exhibit D

Kosan Biosciences Incorporated

Investment Guidelines

Investment objectives

•	Preservation of capital

•	Fulfillment of liquidity needs

•	Maximize total return

•	Fiduciary control of cash and investments

Eligible investments

All investments must be held in U.S. dollars. Borrowing for investment purposes is prohibited.

Government / Agency Bonds

•	U.S. Treasury Bills, Notes and Bonds

•	Federal Agency Securities

•	Includes putable, callable and floating-rate obligations for both US Treasury and US Agency obligations.

Corporate Instruments

•	Corporate Bonds, Commercial paper

•	Rating: A or better by Moody’s and Standard & Poor’s

P1 by Moody’s and A1 by Standard & Poor’s

•	Includes variable-rate demand notes; putable, callable and floating-rate obligations; Eurodollar and Yankee debt obligations.

Bank Debt Obligations

•	Rating: A or better by Moody’s and Standard & Poor’s

P1 by Moody’s and A1 by Standard & Poor’s

•	Includes variable-rate demand notes; putable, callable and floating-rate obligations; Eurodollar and Yankee debt obligations.

Taxable Municipal Debt Obligations

•	Rating: A or better by Moody’s and Standard & Poor’s

P1 by Moody’s and A1 by Standard & Poor’s

•	Includes variable-rate demand notes; putable, callable and floating-rate obligations; Eurodollar and Yankee debt obligations.

Repurchase Agreements

•	Collateralized at a minimum of 102% with one of the following:

•	US Treasury bills, notes or bonds

•	US agency debt obligations

•	Collateral may not have maturities in excess of 24 months

Taxable Auction-Rate Preferred Securities

•	Rating: AAA by Moody’s or Standard & Poor’s

Other

•	Collateralized mortgage obligations, mortgage and asset-backed securities are no longer eligible investments and will be eliminated in an orderly phase out.

Kosan Biosciences Incorporated

Investment Guidelines, Continued

Maturity Parameters:

•	The maximum allowable maturity of individual securities in the portfolio may not exceed twenty-four (24) months

•	The weighted average maturity of the portfolio may not exceed twelve (12) months

•	For securities that have put, reset or auction dates, the put, reset or auction dates will be use, instead of the final maturity dates, for maturity limit purposes.

•	The liquidity requirements set for by the Company will always take priority over the maturity limits

Concentration Limits

•	No limit to the percentage of the portfolio that may be maintained in US Treasury debt obligations and US agency debt obligations.

•	With the exception of US Treasury and agency debt obligations, no one issuer or group of issuers from the same holding company is to exceed ten (10) percent of the book value of the portfolio at the time of purchase.

CORPORATE BORROWING RESOLUTION

RESOLUTION

OF THE BOARD OF DIRECTORS OF

KOSAN BIOSCIENCES INCORPORATED

Susan M. Kanaya, Assistant Secretary of Kosan Biosciences Incorporated, organized under the laws of Delaware, does hereby certify that a meeting of the Board of Directors duly held on June 10, 2005 at which a quorum was present and acting throughout, the following resolution was duly adopted:

RESOLVED, that the executive officers (Dr. Santi, Dr. Johnson, Ms. Kanaya), and each of them in their respective capacity as an executive officer of the Company, be, and hereby are, authorized to execute the letter term sheet in a form as is attached to these Minutes as Exhibit A, and, further, to proceed to enter into negotiations, and consummate by execution of appropriate loan documentation, a credit facility with Silicon Valley Bank materially consistent with those terms with such changes therefrom, as each in his or her sole discretion, determines is in the Company’s best interests; provided, however, that the aggregate principal indebtedness of the Company for money borrowed pursuant to this authority shall not exceed $35,000,000; and

FURTHER RESOLVED, that each of the aforementioned executive officers be, and hereby are, authorized to act on behalf of the Company with respect to such credit facility and to execute and deliver all such documents, agreements and instruments as they, in their sole discretion, acting individually or collectively, deem necessary or advisable in connection therewith and to take all actions deemed necessary or advisable to cause the Company’s obligations thereunder to be performed, including, without limitation, with respect to borrowings of the Company thereunder, payments to be made, and the creation of security interests, if any, as security for repayment of the Company’s indebtedness.

/s/ Susan Kanaya
Susan M. Kanaya
Assistant Secretary